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                                                                  EXECUTION COPY

                              INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT (this "Agreement"), dated as of July 26, 2002, by and among Leucadia National Corporation, a New York corporation ("Purchaser"), Williams Communications Group, Inc., a Delaware corporation (the "Company") and debtor-in-possession under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in case No. 02-11957 (BRL) (the "Chapter 11 Case"), pending in the United States Bankruptcy Court for the Southern District of New York and, for purposes of Section 7.4 only, Williams Communications, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("WCL").

         WHEREAS, the Company intends to file with the Bankruptcy Court its first amended chapter 11 plan of reorganization substantially in the form and substance attached hereto as Exhibit A (the "Chapter 11 Plan") and, pursuant to the Plan, the Company will transfer all of its interests in the equity of WCL to a newly formed Nevada corporation ("New WCG");

         WHEREAS, the Chapter 11 Plan implements a settlement agreement (the "Settlement Agreement") between the Company, its wholly owned subsidiary, CG Austria, Inc., The Williams Companies, Inc. ("TWC"), Purchaser and the official committee of unsecured creditors appointed in the Chapter 11 Case pursuant to which the parties to the Settlement Agreement have agreed to various transactions in furtherance of the Chapter 11 Plan, including without limitation TWC's sale to the Company of the Company headquarters building;

         WHEREAS, the Chapter 11 Plan and a purchase and sale agreement ("Claims Purchase Agreement") between TWC and Purchaser contemplate a purchase by Purchaser of certain unsecured claims against the Company that are held by TWC ("TWC Claims");

         WHEREAS, the Chapter 11 Plan contemplates a new investment by Purchaser in common stock of New WCG to be made in connection with the transactions contemplated by the Chapter 11 Plan, including without limitation the transactions contemplated by the Settlement Agreement and the Claims Purchase Agreement; and

         WHEREAS, on the effective date of the Chapter 11 Plan (the "Effective Date"), New WCG shall be authorized to issue new shares of its common stock to Purchaser.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein and in the Settlement Agreement and the Claims Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                I. SHARE PURCHASE

                  1.1 Share Purchase. On the terms and subject to the conditions hereinafter set forth, at the Closing, New WCG will issue and sell to Purchaser, and Purchaser will purchase from New WCG, for an aggregate price equal to $150,000,000 (one hundred fifty million dollars) (the "Purchase Price"), newly issued shares of common stock of New WCG (the



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"Common Stock") representing 20.45% of the Common Stock issued and outstanding as of immediately after the Effective Date, giving effect to the issuance of Common Stock pursuant to this Agreement, subject to dilution for Common Stock issued or issuable pursuant to management or employee incentive plans following the effective date of the Chapter 11 Plan, if any (such shares issued to Purchaser, the "Shares").

                  1.2 Purchase Price. The Purchase Price will be payable on the Closing Date in cash by bank wire transfer of immediate available funds to an account of New WCG designated by the Company by written notice to Purchaser delivered at least two business days prior to the Closing Date.

                  1.3 Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Jones, Day, Reavis & Pogue, 222 E. 41st Street, New York, New York at 10:00 a.m. local time on the date on which all of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V have been satisfied or waived (or such other date, time and place to which the parties may agree in writing). The date on which the Closing occurs is the "Closing Date."

                  1.4 Closing Deliveries. (a) At or prior to the Closing, Purchaser will deliver to New WCG:

                  (i) the Purchase Price payable in accordance with Section 1.2;

                  (ii) a Stockholders Agreement in the form attached hereto as Exhibit B (the "Stockholders Agreement"), duly executed by Purchaser; and

                  (iii) a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), duly executed by Purchaser.

                  (b) At or prior to the Closing, New WCG will deliver to
Purchaser:

                  (i) A validly issued stock certificate evidencing the Shares;

                  (ii) the Stockholders Agreement duly executed by New WCG; and

                  (iii) the Registration Rights Agreement duly executed by New WCG.

                II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Purchaser specifically referencing this Agreement and delivered prior to the execution of this Agreement and initialed by the parties hereto (the "Company Disclosure Letter"), as follows:

                  2.1 Existence; Authorization, Validity and Effect of Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, as of the Effective Date, New WCG will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.



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Subject to the entry of the Confirmation Order and the occurrence of the
Effective Date, (a) the Company has and New WCG will have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it,
(b) this Agreement and the consummation by the Company and New WCG of the transactions contemplated hereby have been (or, in the case of New WCG, will be on or prior to the Effective Date) duly authorized by all requisite corporate action and, (c) this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Stockholders Agreement and the Registration Rights Agreement (together with this Agreement, referred to collectively as the "Transaction Documents") contemplated hereby to be executed and delivered by New WCG (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company or New WCG, as applicable, enforceable against the Company or New WCG, as applicable, in accordance with their respective terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

                  2.2 Capitalization. Immediately following the Effective Date and upon issuance of the Shares, the Shares will represent 20.45% of the issued and outstanding common stock of New WCG including giving effect to the issuance of Shares pursuant to this Agreement, subject to dilution for any Common Stock issued or issuable by New WCG pursuant to any management or employee incentive plan and the Common Stock will constitute the only issued and outstanding class of capital stock of New WCG.

                  2.3 Validity of Shares, Etc. Each of the Shares when issued to Purchaser in accordance with the Chapter 11 Plan and this Agreement will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. At the Closing, Purchaser will acquire good and valid title to the Shares, free and clear of any and all liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Liens"), except as may be created by Purchaser, the Transaction Documents or by applicable securities Laws.

                  2.4 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company or New WCG, as applicable, do not, and the consummation by the Company and New WCG of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries or New WCG, as applicable (as they may be amended or adopted pursuant to the Chapter 11 Plan, as applicable), (ii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date, conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("Law") or order, judgment, injunction or decree ("Order") applicable to the Company or any of its Subsidiaries or New WCG or by which any property or asset of the Company or any of its Subsidiaries is (or New WCG will be) bound or affected or
(iii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date and the implementation of the transactions contemplated by the Chapter 11 Plan, conflict with or



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violate or result in a breach or default under any contract, agreement or instrument binding upon the Company or any of its Subsidiaries or New WCG, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents by the Company or New WCG, as applicable, does not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company and New WCG of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including without limitation any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a "Governmental Entity"), except (i) for (A) the applicable notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and the rules and regulations thereunder (the "HSR Act"), and (B) the entry of the Confirmation Order and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  2.5 SEC Documents; Forecasts. The Company has timely filed, and on the Closing Date will have timely filed, all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since April 23, 2001. All Company Reports, as of their respective dates, to the Knowledge of the Company (a) complied, or will comply, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and (b) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any misstatement or omission in (i) any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement or (ii) any Company Report filed after the date of this Agreement which is superseded by a subsequent Company Report filed prior to the Closing Date or (b) any financial forecasts included in the Company Reports. To the Knowledge of the Company, the consolidated financial statements of the Company included in the Company Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). As of the time of the filing of the relevant Company Report, to the Knowledge of the Company, the financial forecasts included in the Company Reports (as qualified and limited in the Company Reports) were made by management of the Company in good faith and on a reasonable basis, except for any failure to make the financial forecasts in good faith and on a reasonable basis that would not have a Company Material Adverse Effect. No Subsidiary of the Company is currently required to file any periodic reports with the SEC under the Exchange Act.



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                  2.6 No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Purchaser to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained
The Blackstone Group as its financial advisor, the arrangements and a copy of the engagement letter have been disclosed or provided, as applicable, to Purchaser prior to the date hereof. The Company, New WCG or one of their Subsidiaries will pay all amounts owed pursuant to the foregoing arrangements.

                  2.7 State Takeover Statutes. The board of directors of the Company (the "Company Board") has approved this Agreement and the transactions described herein and in the Chapter 11 Plan and such approval is sufficient to render inapplicable to this Agreement and such transactions, the restrictions of
Section 203 of the Delaware General Corporation Law (the "DGCL"), and, accordingly such Section 203 does not apply to any such transactions. Prior to the issuance of Shares but following any incorporation of the Company as a Nevada corporation, the Board of Directors of New WCG shall have approved this Agreement and the transactions described herein and in the Chapter 11 Plan and such approval, together with the applicable provisions in the Certificate of Incorporation attached hereto as Exhibit D, shall be sufficient to render the restrictions of Sections 78.378, 3.789, 3.790, 3.791, 3.792 and 78.438 of the
Nevada General Corporation Law ("NGCL") inapplicable to this Agreement and such transactions and any future (i) acquisitions of voting securities of New WCG by the Purchaser or (ii) "combinations" (as defined in Section 78.438 of the NGCL) between the Purchaser and New WCG. There is no other provision of the DGCL, the NGCL or the Company's or New WCG's bylaws or charter under which special voting or waiting period requirements would become applicable, or under which Purchaser would not have rights possessed by other stockholders, in each case had New WCG issued to Purchaser all New WCG securities contemplated herein prior to the date hereof.

                  2.8 Scope of Company Representations. Except as and to the extent expressly set forth in this Agreement (together with the schedules hereto and the agreements and certificates contemplated hereby), the Company makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty, statement made or information communicated (orally or in writing) to the Purchaser (including, but not limited to, the Information Memorandum furnished to Purchaser in connection with its consideration of an investment in the Company and any opinion, information or advice which may have been provided to the Purchaser or any of its Affiliates, by any officer, stockholder, director, employee, engineering or accounting firm, legal counsel or any other agent, consultant or representative of such party, as applicable).

                III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company as follows:

                  3.1 Existence; Authorization, Validity and Effect of Agreement. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of New York. Purchaser has all requisite corporate power and authority to execute and deliver this



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Agreement and all agreements and documents contemplated hereby and thereby to be executed by it. This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. This Agreement constitutes, and all Transaction Documents contemplated hereby to be executed and delivered by Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally, (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) rights to indemnification may be limited by public policy considerations.

                  3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of Purchaser or any of its Subsidiaries, (ii) conflict with or violate any Law or Order applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries is bound or affected or (iii) conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon Purchaser or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Purchaser Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents by Purchaser does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (other than the Federal Communications Commission or any state public utility commission, as to each of which no representation or warranty is made), except (i) for (A) applicable requirements, if any, of the Exchange Act, and (B) the applicable notification requirements of the HSR Act, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

                  3.3 No Brokers. Purchaser has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, New WCG or any of their Subsidiaries to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Purchaser.

                  3.4 Sufficient Funds. Purchaser has sufficient funds available to pay the Purchase Price in cash at the Closing.



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                  3.5 Investment Intent. Purchaser is purchasing the Shares to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares (except in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws). Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state blue sky or securities Laws and that the transfer of the Shares may be subject to compliance with such Laws (in addition to the restrictions set forth in the Stockholders Agreement).

                  3.6 Investor Sophistication; Etc. Purchaser is a sophisticated investor and has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Shares. Purchaser was not organized for the specific purpose of acquiring the Shares. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.7 Ownership of Company Securities. As of the date of this Agreement, Purchaser does not beneficially own any (a) Claims or (b) indebtedness or equity securities of any WCG Company or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any indebtedness or equity securities of any WCG Company.

                  3.8 No Additional Representations. Purchaser acknowledges that it and its representatives have received or been afforded the opportunity to review prior to the date hereof all written materials which the Company was requested to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Company. Purchaser has no Knowledge of any facts or circumstances that could reasonably be expected to constitute a breach of the representations and warranties of the Company in
Article II of this Agreement.

                  3.9 Williams Companies Transactions. Purchaser has disclosed to the Company the terms of all agreements, arrangements and understandings, whether oral or written, between Purchaser and any of its Affiliates or their respective officers, directors or employees, on the one hand, and The Williams Companies, Inc. or any of its Affiliates or their respective officers, directors, employees or representatives, on the other hand, that involve or relate to the Company or any of its Subsidiaries or their respective officers, directors, employees or representatives. Purchaser has provided to the Company true and correct copies of all such agreements, arrangements and understandings that are in written form.

                                  IV. COVENANTS

                  4.1 Inspection of Records. From the date hereof to the Closing Date, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Purchaser reasonable access at reasonable times to the officers, key employees, accountants



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and other representatives of the Company and its Subsidiaries and the books and records of the Company and its Subsidiaries and (ii) furnish to Purchaser and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

                  4.2 Confidentiality. Information obtained by Purchaser and the Company pursuant to Section 4.1 hereof shall be subject to the provisions of the Confidentiality Agreement between the Company and Purchaser, provided that such Agreement shall automatically terminate as of the Closing.

                  4.3 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed between Purchaser and the Company and thereafter the Company (or New WCG as applicable) and Purchaser will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

                  4.4 Further Action. Each of the parties hereto will use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and make effective the transactions contemplated hereby and thereby. Nothing in this Section 4.4 will limit or affect actions permitted to be taken pursuant to Section 4.6 or elsewhere in this Agreement.

                  4.5 HSR Act. The Company and Purchaser shall, as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                  4.6 No Solicitations. (a) From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with
Section 7.1 or 7.2 (the "Non-Solicitation Period"), the Company agrees that it will not, and that it will cause its officers, agents, representatives, affiliates, stockholders and any other person acting on its behalf not to, directly or indirectly, solicit offers, inquiries or proposals for any transaction which would render impossible or impracticable the transactions between Purchaser and the Company contemplated herein on the terms herein (any such offer, inquiry or proposal, a "Competing Proposal"), or accept or agree to, or otherwise cooperate in any way with any offer, inquiry or proposal relating to a Competing Proposal, provided, however, that prior to the Effective Date, in response to a bona fide written inquiry, offer or proposal relating to a Competing Proposal that in the good faith opinion of the Company Board, based on the advice of the Company's financial advisor, could reasonably be expected to result in a Superior Proposal, the Company may: (i) furnish such information or access with respect to the Company to the person making such inquiry, offer or proposal relating to a Competing Proposal pursuant to a customary confidentiality agreement



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with such person, or (ii) participate in negotiations regarding such Competing
Proposal, but in each case only if the Company complies with Section 4.6(b) with respect to such proposal.

         For purposes of this Agreement, a "Superior Proposal" means a bona fide written Competing Proposal made by a third party on terms which the Company Board determines, in good faith, based on the advice of its financial advisor and in light of all relevant circumstances are financially superior to those provided for pursuant to this Agreement in the absence of any modifications hereto and that is reasonably likely to be consummated.

                  (b) If, during the Non-Solicitation Period, the Company receives from any person any offer, inquiry or proposal relating to a Competing Proposal, or information request intended to facilitate any Competing Proposal, the Company will promptly (and, in any event, within 24 hours) advise Purchaser in writing of such offer, inquiry, proposal or information request, and deliver copies of any written materials received by the Company at any time in connection therewith, and keep Purchaser fully informed of the timing and contents of any further written or oral communications related thereto, and provide Purchaser with copies of any such communications that are in writing. Prior to accepting a Competing Proposal or terminating this Agreement pursuant to Section 7.2(e), the Company shall provide Purchaser with (i) five business days prior notice of its intention to accept a Competing Proposal and (ii) the terms of such Competing Proposal.

                  (c) Without limiting the generality or effect of the Confidentiality Agreement, as amended by Section 8.15, during the Non-Solicitation Period, the Purchaser agrees that it will not, and that it will cause its officers, agents, representatives, affiliates, stockholders and any other person acting on its behalf not to, directly or indirectly, solicit or make any Competing Proposal, or accept or agree to, or otherwise cooperate in any way with any offer, inquiry or proposal relating to a Competing Proposal.

                  (d) Notwithstanding Section 4.6(c) or Section 4 of the Confidentiality Agreement, in response to any Competing Proposal, the Purchaser may make an alternative proposal (an "Alternative Proposal"), provided, however, that the Purchaser may not consummate the Alternative Proposal without the prior written consent of the Company Board specifically expressed in a resolution approved by a majority of the directors of the Company. The Purchaser will promptly (and, in any event, within 24 hours) advise the Company in writing of any Alternative Proposal made in response to a Competing Proposal and deliver copies of any written proposals made by it at any time in connection therewith, and keep the Company fully informed of the timing and contents of any further written or oral communications related thereto and provide the Company with copies of any such communications that are in writing.

                  4.7 5% Holders. Within 20 business days after the date of this Agreement, the Company will seek an order from the Bankruptcy Court enjoining all holders of the Company's Senior Redeemable Notes ("Senior Notes") from acquiring at any time prior to the Effective Date any Senior Notes to the extent that such an acquisition would result in such person beneficially owning more than $200 million in face amount of Senior Notes.

                  4.8 Employee Plans and Compensation. Without the prior written consent of Purchaser (which consent will not be unreasonably withheld or delayed), between the date hereof



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and the Closing, the Company will not (i) adopt any new benefit or compensation plan, except as required by law, that provides for a material increase in the level of compensation or benefits to any employee of the Company, provided, however, that in no event will regularly scheduled compensation increases in the ordinary course of business and consistent with past practice be a breach of this Section 4.8 or (ii) increase the compensation or employee benefits of the persons listed on Schedule 4.8(a) hereto, except pursuant to the terms of any of the plans, agreements and arrangements listed on Schedule 4.8(b) hereto without any further amendment thereto, or as required by law.

                  4.9 Reasonable Efforts to Close. The parties agree to use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation using reasonable efforts to cause the conditions to Closing to be satisfied as promptly as practicable. Between the date hereof and the Closing, each of the Company and the Purchaser will use all commercially reasonable efforts to obtain (i) the consent of SBC Communications Inc. ("SBC") to the transaction that occurred on April 23, 2001 pursuant to which the stock in the Company held by WMB was dividended to WMB's shareholders (the "Spinoff") or (ii) if directed by the Purchaser, an order or judgment from a court of competent jurisdiction finding that the Spinoff is not a change in the "Control" of WCL within the meaning of the Master Alliance Agreement between SBC and WCL dated February 12, 1999. Each of Purchaser and the Company agrees that it shall consult with the other with respect to the obtaining of all approvals of any and all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party shall keep the other reasonably apprised of the status of any material matters relating to completion of the transactions contemplated herein. Nothing set forth in this Section 4.9 will limit or affect actions permitted to be taken pursuant to Section 4.6 or elsewhere in this Agreement.

                            V. CONDITIONS TO CLOSING

                  5.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) All conditions precedent to the effectiveness of the Chapter 11 Plan shall have been satisfied or waived pursuant to the provisions therein.

                  (b) The waiting period (and any extension thereof) if any, applicable to the issuance and sale of the Shares under the HSR Act shall have been terminated or shall have expired.

                  (c) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                  (d) All representations and warranties of the other party hereto shall be true and correct in all material respects on the Closing Date, except for representations and warranties qualified as to materiality, Company Material Adverse Effect or Purchaser Material Adverse Effect, which shall be true and correct in all respects on the Closing Date.

                  (e) All covenants required to be performed by the other party hereto shall have been complied with in all material respects.

                  (f) The Bankruptcy Court shall have approved the Settlement Agreement.

                  (g) Each party shall have received from the other party a certificate of an executive officer of such other party certifying to the satisfaction of the conditions set forth in (d) and (e) above.

                  (h) Each party shall have received such other documents and instruments from the other party as it shall reasonably request to effect the consummation of the transactions contemplated herein.

                  5.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

                  (a) That all items set forth in Section 1.4(a) hereof shall have been delivered to New WCG.

                  (b) The Agreement dated April 19, 2002 among the Company, CG Austria, Inc., other Company Subsidiaries, the holders of Senior Notes and the Bank Debt lenders, shall not have been terminated by the holders of Senior Notes or Bank Debt lenders.

                  (c) The Chapter 11 Plan shall be in the form attached as Exhibit A hereto, including without limitation the agreements attached thereto as Plan Documents, in all material respects or as otherwise approved by the Company and the Chapter 11 Plan shall have been implemented in a manner at least as favorable to New WCG in all material respects as contemplated thereby, including as contemplated by such agreements.

                  5.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

                  (a) All items set forth in Section 1.4(b) hereof shall have been delivered to Purchaser.

                  (b) The Company Rights Agreement, dated as of September 30, 1999, between the Company and The Bank of New York, as rights agent shall have been terminated and no stockholder or former stockholder of the Company shall have any rights under the Company Rights Agreement or receive any distribution under the Chapter 11 Plan in respect of any rights under the Company Rights Agreement.

                  (c) The Certificate of Incorporation and Bylaws of New WCG in the form attached hereto as Exhibits D and E, respectively, shall have been adopted, the Certificate of Incorporation shall have been filed with and accepted by the Secretary of State of the State of Delaware and such Certificate of Incorporation and Bylaws shall be in full force and effect.

                  (d) SBC shall have consented to (i) the purchase of Shares by Purchaser pursuant to this Agreement, (ii) the transactions contemplated by the Chapter 11 Plan, and (iii) the Spinoff, such consents to be in form and substance reasonably satisfactory to Purchaser, with Purchaser's approval not to be unreasonably withheld or delayed, provided, however, that this condition may be satisfied as to any of clauses (i), (ii) or (iii) if Purchaser seeks or directs the Company to seek, and subsequently, a court of competent jurisdiction shall have entered, an order reasonably satisfactory to Purchaser providing that SBC does not have and will not have a right to terminate the Master Alliance Agreement between SBC and WCL, dated February 12, 1999 by reason of the transactions contemplated by clause (i), (ii) or (iii), as applicable.

                  (e) The Purchaser Designees, as such term is defined in the Stockholders Agreement, shall have been appointed to the Board of Directors of New WCG and any committees thereof in accordance with the Stockholders Agreement and the Chapter 11 Plan.

                  (f) The Chapter 11 Plan shall be in the form attached as Exhibit A hereto, including without limitation the agreements attached thereto as Plan Documents, in all material respects or as otherwise approved by Purchaser and the Chapter 11 Plan shall have been implemented in a manner at least as favorable to the Purchaser in all material respects as contemplated thereby, including as contemplated by such agreements.

                  (g) The Restated Credit Documents shall be reasonably acceptable to Purchaser in all material respects, such acceptance not to be unreasonably withheld or delayed.

                               VI. INDEMNIFICATION

                  6.1 Indemnification of Purchaser. (a) Right of Indemnification. Subject to the terms of this Article VI, if the Closing occurs, the Company covenants and agrees to cause New WCG to indemnify and hold harmless each of Purchaser and its Affiliates and their respective officers, directors, employees, attorneys, advisors and agents (collectively, the "Indemnified Parties"), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and reasonable attorneys' fees and charges) and reasonable expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof (each such individual occurrence is hereinafter referred to as a "Loss" and collectively, as "Losses") suffered by any Indemnified Party, directly or indirectly, arising out of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

                  (b) Threshold and Cap. No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any Losses in respect of inaccuracies in or breaches of representations and warranties unless and until the aggregate amount of all such

Losses suffered by Indemnified Parties in the aggregate exceeds $1 million (the "Threshold"); provided, however, that the aggregate liability of New WCG with respect to any Losses in respect of inaccuracies in or breaches of representations and warranties shall not exceed $150 million in the aggregate (the "Cap").

                  (c) Survival. No Indemnified Party will be entitled indemnification under this Section 6.1 for any Indemnification Claim unless and to the extent that, prior to the second anniversary of the date of the Closing, such Indemnified Party shall have delivered to New WCG a Notice of Claim setting forth the amount of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim and a reasonably detailed description of the facts giving rise to such Indemnification Claim.

                  6.2 Procedure for Claims. (a) Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article VI (referred to herein as an "Indemnification Claim"), an Indemnified Party will give written notice to New WCG of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give a Notice of Claim to New WCG will not relieve New WCG from any liability that it may have to an Indemnified Party hereunder to the extent that New WCG is not prejudiced by such failure. The Notice of Claim will be required to set forth the amount (or a reasonable estimate, if then practicable) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to New WCG such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

                  (b) Third Party Claim. (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), New WCG will have 15 calendar days after the date of receipt by New WCG of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by New WCG to defend the Third Party Claim on behalf of the Indemnified Parties.

                  (ii) If New WCG elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to New WCG and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim, and New WCG will pay all reasonable expenses payable in connection with the defense of the Third Party Claim as they are incurred (subject to any applicable limitations set forth in Section 6.1).

                  (iii) In no event may New WCG settle or compromise any Third Party Claim without the Indemnified Parties' prior written consent, which may not be unreasonably withheld or delayed.

                  (iv) If New WCG elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of New WCG if (A) the use of the counsel chosen by New WCG to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified Parties and New WCG and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by New WCG; (C) within 10 calendar days after being advised by New WCG of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reason, and New WCG shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) New WCG shall have authorized the Indemnified Parties to retain a single separate counsel (plus one local counsel in each applicable jurisdiction) at the expense of New WCG, such authorization to be made by the directors who are not designees of Purchaser or its Affiliates.

                  (v) If New WCG does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of New WCG, to defend such Third Party Claim.

                  (c) Cooperation in Defense. The Indemnified Parties will cooperate with New WCG in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing,
(i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of, or their participation in, the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

                  6.3 Indemnification of New WCG. If the Closing occurs, Purchaser will indemnify and hold harmless the Company, New WCG and its their Subsidiaries and their respective current and future officers, directors, employees and agents from and against all Losses suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants made by Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of Purchaser under this Section
6.3 will be the same as those set forth in Sections 6.1 and 6.2.

                  6.4 Exclusivity of Indemnification; Limitation on Damages. (a) The Purchaser hereby acknowledges and agrees that its (and any other Indemnified Party's) sole and exclusive remedy with respect to any and all Losses relating to this Agreement, any document or certificate delivered in connection herewith (other than the Stockholders Agreement or Registration Rights Agreement), the transactions contemplated hereby, or the purchase of the Shares, shall be in each case pursuant to either (A) the indemnification provisions set forth in this Article VI (collectively, the "Purchaser Indemnity Rights") if the Closing occurs or (B) the Liquidated Damages Payment pursuant to Section 7.4, if this Agreement is terminated pursuant to Section 7.1 or 7.2. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it or any of its Affiliates has or may have at any time prior to the Closing or termination of this Agreement in accordance with Sections 7.1 or 7.2 against the Company, New WCG and their respective Affiliates arising under or based upon this Agreement, any document or certificate delivered in connection herewith (other than the Stockholders Agreement and Registration Rights Agreement), or the purchase of the Shares, except pursuant to this Article VI or Section 7.4, as applicable.

                  (b) In no event will any Indemnified Party or New WCG be entitled to indemnification hereunder for any Losses (i) that arise from indirect, consequential or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business) or (ii) suffered or incurred by any Indemnified Party in connection with or as a result of any Williams Companies Transaction or in respect of the acquisition or ownership of any Securities that any Indemnified Party acquires or holds as a result of the Williams Companies Transactions. "Williams Companies Transaction" means any transaction between Purchaser or any of its Affiliates or their respective officers, directors, employees or representatives and The Williams Companies, Inc. or any of its Affiliates that involves or relates to the Company, New WCG or any of their Subsidiaries.

                  6.5 Survival of Indemnification. The provisions of this
Article VI will survive the Closing of the transactions contemplated hereby.

                           VII. TERMINATION AND WAIVER

                  7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual consent of Purchaser and the Company.

                  7.2 Termination by Either Purchaser or Company. This Agreement may be terminated:

                  (a) by either Purchaser or the Company by written notice to the other if the Closing shall not have occurred on or before February 28, 2003, provided, however, that no party may terminate this Agreement pursuant to this
Section 7.2(a) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date;

                  (b) by either Purchaser or the Company by written notice to the other if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the purchase of Shares by Purchaser or any of the other transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable;

                  (c) by Purchaser by written notice to the Company if the Chapter 11 Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a Chapter 11 trustee is appointed;

                  (d) by Purchaser by written notice to the Company if (i) the Purchaser's rights under Section 7.4 are held invalid or unenforceable, in whole or in any material part or (ii) the

Bankruptcy Court approves the consummation of the transactions contemplated by any Competing Proposal;

                  (e) subject to Section 4.6(b), by the Company by written notice to Purchaser if the Company Board has determined in good faith, based on the advice of its financial advisor and in light of all relevant circumstances that the terms of a Competing Proposal are financially superior to those provided for pursuant to this Agreement in the absence of any modifications hereto and that is reasonably likely to be consummated; or

                  (f) by either Purchaser or the Company, as the case may be, by written notice to the other, if there shall have been a default or breach by the other party of such other party's representations and warranties, covenants, agreements, terms or conditions set forth in this Agreement, or in connection with the transactions contemplated hereby, which default or breach shall be incapable of being cured or, if capable of being cured shall not have been cured with 30 business days following receipt by the defaulting or breaching party from the other party hereto of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of the condition set forth in Section 5.1(d) or 5.1(e), as applicable.

                  7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 7.1 or 7.2 hereof by Purchaser, on the one hand, or the Company, on the other hand, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Purchaser or the Company or New WCG, provided, however, that Sections 4.2 and 8.14 and WCL's obligation to pay the Liquidated Damages Payment pursuant to Section 7.4 shall survive any such termination, in the case of Sections 4.2 and 8.14, for so long as the Confidentiality Agreement shall remain in effect and provided further, however, that nothing in this Section 7.3 shall relieve Purchaser of liability for any breach of this Agreement. The Confidentiality Agreement shall, except as provided herein, remain in effect during the term of this Agreement and following its termination; provided, however, that such agreement will automatically terminate as of the Closing.

                  7.4 Termination Payments. In the event this Agreement is terminated by the Company in accordance with Section 7.2(a), (b) or (e) or by the Purchaser in accordance with Section 7.2(a), (b), (c), (d) or (f), in each case other than by reason of (i) Purchaser's failure to fulfill any of its obligations under this Agreement, (ii) Purchaser's mutual agreement with TWC to terminate the Claims Purchase Agreement, or (iii) the termination of the Claims Purchase Agreement as a result of Purchaser's failure to comply in all material respects with the representations, warranties, agreements and covenants contained therein, then WCL shall be obligated to pay Purchaser, as liquidated damages for any breach of a representation, warranty, covenant or agreement of the Company in this Agreement, a payment (the "Liquidated Damages Payment") equal to $5,000,000 plus up to an amount equal to $1,000,000 of its reasonable, out-of-pocket cost and expenses (including expenses of counsel, expenses of financial advisors, expenses of other consultants, and any anti-trust filing fees) incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby. Any Liquidated Damages Payment payable upon termination of this Agreement shall be earned and payable by WCL to

Purchaser immediately upon the earlier of (i) February 28, 2003 and (ii) if any plan of reorganization of the Company under chapter 11 of the Bankruptcy Code (other than the Chapter 11 Plan) has been confirmed by a court of competent jurisdiction, the date one day prior to the anticipated effective date of such plan. The payment to Purchaser pursuant to this Section 7.4 shall be by wire transfer of immediately available funds, to such account or accounts as Purchaser shall designate in writing.

                            VIII. GENERAL PROVISIONS

                  8.1 Notices. Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

         If to Purchaser:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York 10010
                  Attn: Joseph Steinberg
                  Fax No.: (212) 598-3241

         With copies to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attn: Michael L. Cook, Esq.
                        Michael R. Littenberg, Esq.
                  Fax No: (212) 593-5955

         If to the Company or New WCG:

                  Williams Communications Group, Inc. (or the name of New WCG) One Technology Center
                  Tulsa, Oklahoma 74103
                  Attn: P. David Newsome, Jr., Esq.
                  Fax No.: (918) 547-0448

         With copies to:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Attn: Corinne Ball, Esq.
                  Fax No.: (212) 755-7306
or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

                  8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except that (a) Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser any and all rights and obligations of Purchaser under this Agreement, provided, that any such assignment will not relieve Purchaser from any of its obligations hereunder and (b) the Company will, effective as of the Effective Date, assign all of its rights and obligations under this Agreement to New WCG. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first and last sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (A) the Company's and New WCG's obligations hereunder are subject to approval by the Bankruptcy Court of the transactions contemplated hereby and under the other Transaction Documents and (B) except for the provisions of
Article VI, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  8.3 Entire Agreement. This Agreement, the Company Disclosure Letter, and any documents delivered by the parties in connection herewith or therewith, including the Transaction Documents, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, any draft letter of intent or term sheet with respect to the transactions contemplated herein.

                  8.4 Amendment. Subject to applicable law, including but not limited to the requirements of the Bankruptcy Code and the orders of the Bankruptcy Court, this Agreement may only be amended by an instrument in writing signed on behalf of each of the parties hereto.

                  8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

                  8.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

                  8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

                  8.8 Certain Definitions/Interpretations. (a) For purposes of this Agreement:

                  (i) An "Affiliate" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided that as such term is used in this Agreement the Purchaser shall not be included as an Affiliate of the Company;

                  (ii) "Bank Debt" means obligations of the WCG Companies under the WCL Credit Agreement, as it may be amended from time to time;

                  (iii) "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court with proper jurisdiction over the Chapter 11 Case;

                  (iv) "beneficial owner", "beneficially own", and "beneficial ownership" have the meanings given to such terms in the Stockholders Agreement.

                  (v) "Claims" means claims (as such term is defined under section 101 of the Bankruptcy Code) with respect to any WCG Company or any rights to acquire such claims;

                  (vi) "Company Material Adverse Effect" means any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company, New WCG and their Subsidiaries, taken as a whole, or that would prevent the Company from consummating the transactions contemplated hereby;

                  (vii) "Company Reports" means all forms, reports and documents filed by the Company with the SEC after January 1, 2002, and any such forms, reports and documents filed by the Company with the SEC after the date of this Agreement and until the Closing Date, in each case under Sections 12(b) or 12(g) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (viii) "Confidentiality Agreement" means that agreement by and between Purchaser and the Company, dated as of May 3, 2002;

                  (ix) "Confirmation Order" means a final order entered by the Bankruptcy Court confirming the Chapter 11 Plan;

                  (x) "Knowledge" means the actual knowledge after reasonable inquiry of any of Howard Janzen (Chairman, CEO and President), Scott Schubert (CFO), David Newsome (GC), Frank Semple (COO), John Bumgarner
         (COO), Gerald Carson (Chief People Officer), Ken Kinnear (Controller), T.J. Gallagher (Vice President - Financial

         Operations, moving to Vice President - Data Services) (but only for purposes of the Company's financial forecasts representation in Section 2.5) and Robert Fitzgerald (Vice President - Chief of Staff) (but only for purposes of the Company's financial forecasts representation in
         Section 2.5) in the case of the Company and, in the case of the Purchaser, means the actual knowledge of Purchaser's executive officers after reasonable inquiry;

                  (xi) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (xii) "Purchaser Material Adverse Effect" means any change, effect, event or condition that has prevented or materially delayed or could reasonably be expected to prevent or materially delay Purchaser's ability to consummate the transactions contemplated hereby;

                  (xiii) "Securities" means, collectively with Claims, any indebtedness or equity securities of any WCG Company or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any indebtedness or equity securities of any WCG Company;

                  (xiv) "Subsidiary" when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; and

                  (xv) "WCG Company" means each of the Company or its Subsidiaries and its and their respective successors and assigns, including New WCG.

                  (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Chapter 11 Plan.

                  (c) When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference will be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                  8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

                  8.11 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Bankruptcy Court.

                  (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Bankruptcy Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

                  (c) No party may move to (i) transfer any such suit, action or proceeding from the Bankruptcy Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Bankruptcy Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Bankruptcy Court for the purpose of bringing the same in another jurisdiction.

                  (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

                  8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  8.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  8.14 Confidentiality Agreement. The Confidentiality Agreement remains in full force and effect, provided, however, that the Company Board has given its consent to certain actions and transactions, a copy of which is attached hereto as Exhibit F.

                     [Remainder of page intentionally blank]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.


                                       By: /s/ Howard E. Janzen
                                          --------------------------------------
                                       Its: President & CEO
                                           -------------------------------------

                                       LEUCADIA NATIONAL CORPORATION


                                       By: /s/ Barbara L. Lowenthal
                                          --------------------------------------
                                       Its: Vice President
                                           -------------------------------------

                                       For purposes of Section 7.4 only:

                                       WILLIAMS COMMUNICATIONS, LLC


                                       By: /s/ Howard E. Janzen
                                          --------------------------------------
                                       Its: President & CEO
                                           -------------------------------------

                                                                  EXECUTION COPY

                                                                       Exhibit A



                       [Chapter 11 Plan of Reorganization]

                                                                  EXECUTION COPY

                                                                       Exhibit B



                         [Form of Stockholder Agreement]

                                                                  EXECUTION COPY

                                                                       Exhibit C



                     [Form of Registration Rights Agreement]

                                                                  EXECUTION COPY

                                                                       Exhibit D



                     [Form of Certificate of Incorporation]

                                                                  EXECUTION COPY

                                                                       Exhibit E



                                [Form of Bylaws]

                                                                  EXECUTION COPY

                                                                       Exhibit F



             [Copy of Board Consent under Confidentiality Agreement]

                                                                  EXECUTION COPY

                                                                 Schedule 4.8(a)


1. Howard E. Janzen
2. Scott E. Schubert
3. P. David Newsome, Jr.
4. Frank M. Semple
5. Gerald L. Carson
6. Matthew W. Bross
7. William L. Cornog
8. Jeffrey K. Storey
9. Howard S. Kalika
10. James W. Dutton
11. John Bumgarner

                                                                  EXECUTION COPY

                                                                 Schedule 4.8(b)



                  [Benefit Plans, Arrangements and Agreements]